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Exhibit 99.1

INPUT/OUTPUT, INC.

NEWS RELEASE FOR IMMEDIATE RELEASE	CONTACTS:	J. Michael Kirksey Chief Financial Officer Input/O Input/Output (281) 879-3672 Jack Lascar, Partner Karen Roan, Vice President DRG&E (713) 529-6600

I/O ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

HOUSTON—OCTOBER 5, 2004—Input/Output, Inc. (NYSE: IO) today announced preliminary results for its third quarter ended September 30, 2004. Total revenues are expected to be approximately $80 million and earnings per diluted share are expected to be in the range of breakeven to $0.03 cents per share. This compares to prior guidance of revenues ranging between $75 and $85 million and earnings per diluted share ranging between $0.06 and $0.10.

        I/O Chief Executive Officer, Bob Peebler said, "Even though our sales were in the range we expected, higher margin land systems and data library sales were delayed and were replaced with lower margin product sales. This combined with higher than expected start-up expenses with some new product introductions resulted in operating income below our expectations. I am satisfied that the fundamental drivers of our business model remain solid. Our VectorSeis System sales goal of $40+ million for the year is on track, and GXT's business for both high end processing and Integrated Solution Services (ISS) is expanding. I believe that this quarter's shortfall is more of a reflection of the difficulties of managing a lumpy business than anything fundamental to our longer term success.

        "With regard to the full year, we had previously given guidance of 20 - 25 cents. We believe the low end of that range is a reasonable target but will give a more complete view during our regular October 28th third quarter conference call," added Peebler.

        These third quarter results are preliminary, subject to the company's management and independent auditors completing their customary quarterly closing and review procedures.

CONFERENCE CALL

        I/O has scheduled a conference call for Tuesday, October 5, 2004, at 9:00 a.m. eastern time. To participate in the conference call, dial 303-262-2141 at least 10 minutes before the call begins and ask for the Input/Output conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until October 12, 2004. To access the replay, dial 303-590-3000 and use pass code 11010987.

        Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.i-o.com. Also, an archive of the web cast will be available shortly after the call on the company's website for approximately 90 days.

        I/O is the world's leading, technology-only seismic services provider. The company provides cutting-edge seismic acquisition equipment, software, and planning and seismic processing services to the global oil and gas industry. The company's technologies are applied in both land and marine environments, in traditional 2D and 3D surveys, and in rapidly growing areas like time-lapse (4D) reservoir monitoring and full-wave imaging. I/O has offices in the United States, Canada, Europe, China, Russia and the Middle East. Additional information is available at http://www.i-o.com.

        The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning capital outlays by E&P companies and seismic contractors, future VectorSeis revenues, and fourth quarter revenues, gross margin, and net income per share. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company's products and services and market acceptance of the Company's new and revised product offerings; risks associated with the Company's restructuring program; risks associated with competitor's product offerings and pricing pressures resulting there from; the Company's inability to produce products to preserve and increase market share; and technological and marketplace changes affecting the Company's product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.

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  Exhibit 99.1